SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 23, 2003

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Item 5. Other Events.

On December 23, 2003 FMC Corporation announced it has obtained the agreement of its bank lenders to reduce the applicable margin for its term loan by 225 basis points and has achieved favorable amendments to the covenants in its credit facilities accommodating the previously announced restructuring at Astaris LLC, the company’s North American phosphorus chemicals affiliate.

Item 7. Financial Statement and Exhibits

(c)	Exhibits
99.1	Press release.
99.2	Amendment No. 1 To Credit Agreement
99.3	Amendment No. 1 To Letter of Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION
By	/s/ W. KIM FOSTER
W. Kim Foster
Senior Vice President and Chief Financial Officer

Date: December 29, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release.
99.2	Amendment No. 1 To Credit Agreement
99.3	Amendment No. 1 To Letter of Credit Agreement